UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

August 19, 2009
Date of Report (Date of earliest event reported)

CORNERSTONE REALTY FUND, LLC
(Exact name of registrant as specified in its charter)

California	000-51868	33-0827161
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street., Suite 400 Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01  Other Events.

CMG Partners has launched a mini-tender offer for units of Cornerstone Realty Fund (the “Fund”) at $250 per unit.  CMG has specifically included in the terms of its offer that all distributions paid or declared by the Fund on or after August 1, 2009 would belong to CMG.  Therefore, if an investor were to tender units on November 15, 2009, CMG would be entitled to the last three and one half months of distributions earned on the tendered units, including those expected to be paid in October 2009.  The price an investor would receive net of the October 2009 cash distributions would be $245.82 per unit.  Investors that choose to tender their units to CMG Partners have only 10 days from that date to withdraw their units from the mini-tender offer.

CMG is offering to purchase an aggregate of 4.9% of the total units at an established price without limitations on the timing for purchases (other than the expiration date of the CMG tender offer which is 5:00 P.M. PST on November 15, 2009).  Except for sales under the repurchase program, investors selling units, including sales to CMG as part of the CMG tender offer, pay a $75 fee to the transfer agent per transaction (not per unit).

The Fund has adopted a repurchase program and established the price to be paid for units purchased pursuant to the repurchase program at $348.00 per unit.  In contrast to the CMG offer, the repurchase program is subject to limitations on the number of units which can be repurchased in any calendar year (no more than $200,000 worth of units will be repurchased in 2009), limitations on the timing for purchases and periodic adjustments to the price to be paid for units upon at least 30 days notice to investors.  Currently, $100,000 of funds remain available to redeem units this calendar year.  Investors selling units under the repurchase program, pay a $37.50 fee to the transfer agent per transaction (not per unit).

The Fund is currently paying a 5% annualized cash distribution to investors.  The Fund is legally required to liquidate its properties prior to December 31, 2012.  If the current economic decline and the slowdown in the overall commercial real estate sector continues beyond 2009, the liquidation value of the Fund’s investments could be adversely impacted, decreasing the value of an investment in our units and possibly impairing our ability to make distributions.

The Fund expresses no opinion and is remaining neutral with respect to the CMG mini-tender offer.  The reason for this position is that given the limitations on the Fund's share repurchase program this offer may represent a reasonable alternative for investors seeking early liquidation of their investment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE REALTY FUND, LLC

By:	CORNERSTONE INDUSTRIAL PROPERTIES, LLC
Its Managing Member

	By:	CORNERSTONE VENTURES, INC.
Its Manager

		By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser, Chief Financial Officer

Dated: August 19, 2009